Exhibit 8.1

633 West 5th Street, Suite 4000 Los Angeles, California 90071 213.250.1800

September 27, 2021

Allarity Therapeutics, Inc.
210 Broadway, Suite 201
Cambridge, MA 02139

Re:	Registration Statement on Form S-4
SEC File No.: 333-258968

Ladies and Gentlemen:

We have acted as counsel for Allarity Therapeutics, Inc., a Delaware corporation (“Allarity”), in connection with (i) the planned transaction (the “Recapitalization Share Exchange”) pursuant to the Plan of Reorganization and Asset Purchase Agreement, dated as of May 20, 2021 (as amended and supplemented through the date hereof and including the exhibits thereto, the “Reorganization Agreement”), by and among Allarity, Allarity Acquisition Subsidiary, Inc., a Delaware corporation, and Allarity Therapeutics A/S, an Aktieselskab organized under the laws of Denmark and (ii) the preparation of the related registration statement on Form S-4 (File No. 333-258968) initially filed by Allarity with the Securities and Exchange Commission, including the combined information statement/prospectus forming a part thereof (as amended through the date hereof, the “Registration Statement”). This opinion letter is being delivered in connection with, and appears as an exhibit to, the Registration Statement.

In connection with the preparation of this opinion, we have examined the Reorganization Agreement, the Registration Statement and such other documents, records and papers as we have deemed necessary or appropriate. In addition, we have assumed that: (i) the Recapitalization Share Exchange will be consummated in accordance with the provisions of the Reorganization Agreement and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (ii) the statements concerning the Recapitalization Share Exchange and the parties thereto set forth in the Reorganization Agreement and the Registration Statement are true, complete and correct and the Registration Statement is true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Recapitalization Share Exchange, (iii) all such statements qualified by knowledge, belief or materiality or comparable qualification are and will be true, complete and correct as if made without such qualification, (iv) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and all natural persons who have executed such documents are of legal capacity, and (v) all applicable reporting requirements have been or will be satisfied. If any of the above described assumptions is untrue for any reason, our opinion as expressed below may be adversely affected.

ARIZONA • CALIFORNIA • COLORADO • CONNECTICUT • DELAWARE • FLORIDA • GEORGIA • ILLINOIS • INDIANA • KANSAS • KENTUCKY • LOUISIANA
MARYLAND • MASSACHUSETTS • MINNESOTA • MISSOURI • NEVADA • NEW JERSEY • NEW MEXICO • NEW YORK • NORTH CAROLINA
OHIO • OREGON • PENNSYLVANIA • RHODE ISLAND • TEXAS • UTAH • VIRGINIA • WASHINGTON • WASHINGTON D.C. • WEST VIRGINIA

Allarity Therapeutics, Inc.

September 27, 2021

Based upon and subject to the assumptions, limitations and qualifications set forth herein and in the Registration Statement, it is our opinion that insofar as it summarizes U.S. federal income tax considerations for Allarity and the shareholders of Allarity Therapeutics A/S that are U.S. Holders as defined in the Registration Statement, the discussion set forth in the Registration Statement under the caption “Federal Income Tax Consequence if the Recapitalization Share Exchange Qualifies as a Tax-Free Reorganization” is accurate in all material respects.

We express no opinion on any issue or matter relating to the tax consequences of the Recapitalization Share Exchange contemplated by the Reorganization Agreement or the Registration Statement other than the opinion set forth above. This opinion is rendered only to Allarity and is solely for Allarity’s use in connection with the Registration Statement upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement, and to the references to our firm name in the information statement/prospectus under the caption “Federal Income Tax Consequence if the Recapitalization Share Exchange Qualifies as a Tax-Free Reorganization.” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours, /s/ LEWIS BRISBOIS BISGAARD & SMITH LLP LEWIS BRISBOIS BISGAARD & SMITH llp

SEB

LEWIS BRISBOIS BISGAARD & SMITH

LLP www.lewisbrisbois.com